POLARIS INDUSTRIES INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands)

December 31,	2002	2001

	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$81,193	$40,530
Trade receivables, net of allowance for doubtful accounts of $4,435 and $3,606	51,001	56,119
Inventories	155,858	152,717
Prepaid expenses and other	10,136	10,203
Deferred tax assets	45,471	45,748

Total current assets	343,659	305,317
Property and Equipment
Land, buildings and improvements	62,089	54,350
Equipment and tooling	325,042	305,647

	387,131	359,997
Less accumulated depreciation	(217,535)	(189,674)

Net property and equipment	169,596	170,323
Investments in Finance Affiliate and Retail Credit Deposit	65,185	52,963
Deferred Tax Assets	2,427	9,361
Goodwill, Net	24,267	23,541
Intangible and Other Assets, net	3,512	3,658

Total Assets	$608,646	$565,163

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$88,462	$101,554
Accrued expenses:
Compensation	35,572	34,615
Warranties	30,936	33,301
Sales promotions and incentives	39,460	25,284
Dealer holdback	73,651	69,996
Other	25,005	27,715
Income taxes payable	20,427	15,872

Total current liabilities	313,513	308,337
Borrowings Under Credit Agreements	18,027	18,043

Total Liabilities	$331,540	$326,380

Shareholders’ Equity:
Preferred stock $0.01 par value, 20,000 shares authorized, no shares issued and outstanding	$0	$0
Common stock $0.01 par value, 80,000 shares authorized, 22,300 and 22,927 shares issued and outstanding	223	229
Additional paid-in capital	0	0
Deferred compensation	(12,106)	(4,888)
Retained earnings	289,656	248,634
Accumulated other comprehensive income (loss)	(667)	(5,192)

Total shareholders’ equity	277,106	238,783

Total Liabilities and Shareholders’ Equity	$608,646	$565,163

POLARIS INDUSTRIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)

	For the Year Ended December 31,

	2002	2001

	(unaudited)
Cash Flows From Operating Activities:
Net income	$103,592	$91,414
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,527	52,550
Noncash compensation	16,212	15,455
Non-cash income from financial services	(9,196)	(12,463)
Deferred income taxes	7,211	(9,725)
Changes in current operating items -
Trade receivables	5,118	11
Inventories	(3,141)	(9,226)
Accounts payable	(13,092)	12,056
Accrued expenses	13,713	57,922
Income taxes payable	9,203	(25)
Others, net	5,624	(9,388)

Net cash provided by operating activities	192,771	188,581

Cash Flows From Investing Activities:
Purchase of property and equipment	(56,575)	(53,982)
Investments in finance affiliate and retail credit deposit	(28,301)	(31,479)
Distributions from finance affiliate and retail credit deposit	25,275	36,448
Other	(726)	(3,753)

Net cash used for investing activities	(60,327)	(52,766)

Cash Flows From Financing Activities:
Borrowings under credit agreement	347,000	717,596
Repayments under credit agreement	(347,016)	(746,621)
Repurchase and retirement of common shares	(75,956)	(49,207)
Cash dividends to shareholders	(25,273)	(22,846)
Proceeds from exercise of stock options	9,464	3,424

Net cash used by financing activities	(91,781)	(97,654)

Increase in cash and cash equivalents	40,663	38,161
Cash and Cash Equivalents
Beginning	40,530	2,369

Ending	$81,193	$40,530

POLARIS INDUSTRIES INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except for Per Share Data)

	For Three Months Ended		For the Year Ended
	December 31,		December 31,

	2002	2001	2002	2001

Sales	$431,519	$419,781	$1,521,282	$1,487,651
Cost of Sales	333,858	326,286	1,189,002	1,180,654

Gross profit	97,661	93,495	332,280	306,997
Operating Expenses Selling & marketing	21,175	23,006	86,719	82,528
Research & development	13,491	10,661	45,550	35,708
General and administrative	16,968	16,497	61,720	58,943

Total operating expenses	51,634	50,164	193,989	177,179

Income from financial services	4,531	4,165	14,643	14,355
Operating Income	50,558	47,496	152,934	144,173
Non-operating Expense (Income) Interest expense	380	875	2,397	7,251
Other expense (income), net	(1,740)	(1,787)	(3,634)	(2,641)

Income before income taxes	51,918	48,408	154,171	139,563
Provision for Income Taxes	16,873	16,701	50,579	48,149

Net income	$35,045	$31,707	$103,592	$91,414

Basic EPS	$1.59	$1.41	$4.64	$4.00

Diluted EPS	$1.51	$1.35	$4.39	$3.88

Weighted average number of common and common equivalent shares outstanding:
Basic	22,012	22,490	22,312	22,864
Diluted	23,223	23,484	23,616	23,567

Selected Balance Sheet Data	For the Year Ended December 31,
(in thousands)	2002	2001

Cash and cash equivalents	$81,193	$40,530
Trade receivables (net)	51,001	56,119
Inventories (net)	155,858	152,717
Total assets	608,646	565,163
Accounts payable	88,462	101,554
Borrowings under credit agreement	18,027	18,043
Shareholders’ equity	277,106	238,783

	For Three Months Ended			For the Year Ended
	December 31,			December 31,

Product Line Information
(in thousands)	2002	2001	Incr %	2002	2001	Incr %

Snowmobiles	$81,759	$96,877	(16)%	$293,361	$373,041	(21)%
All-terrain Vehicles	269,558	241,013	12%	937,941	826,983	13%
Personal Watercraft	15,730	23,405	(33)%	53,112	60,251	(12)%
Victory Motorcycles	9,587	3,089	210%	33,812	18,693	81%
Parts, Garments & Accessories	54,885	55,397	(1)%	203,056	208,683	(3)%

Total Sales	$431,519	$419,781	3%	$1,521,282	$1,487,651	2%

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